UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2008

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreements

On July 25, 2008, ProUroCare Medical Inc. (the “Company,” “we” or “us”) entered into two agreements with Artann Laboratories Inc. of West Trenton, New Jersey (“Artann”).  Under the first agreement, the “License Agreement,” Artann granted to the Company an exclusive, worldwide, sublicensable license to certain patent applications and trade secrets to make, use and market certain mechanical imaging products for the diagnosis and treatment of urologic disorders of the prostate, kidney or liver.  Artann also agreed to transfer possession of five fully functional prostate imaging systems to the Company and provide the Company full access to all relevant technical documentation and information thereto.  As consideration, we agreed to pay, on the effective date of the agreement, a cash licensing fee of $600,000 and shares of our common stock valued at $500,000.  We also agreed to pay Artann a royalty on sales of products that would otherwise infringe on patents or patent applications owned by Artann. This royalty will be equal to four percent on the first $30 million of net sales of such products, three percent on the next $70 million of net sales and two percent on net sales over $100 million.  Further, a technology royalty equal to one percent of net sales of products that incorporate Artann’s inventions, concepts, processes and other technology shall apply from the date of first commercial sale of such products until the earlier of December 31, 2016 or the date of last commercial sale of such products.  The combined royalties are subject to a minimum annual royalty equal to $50,000 per year for each of the first two years after clearance by the Food and Drug Administration (“FDA”) for commercial sale and $100,000 per year for each year thereafter until termination or expiration of the License Agreement.  We also agreed to grant Artann a non-exclusive fully paid, sub-licensable, royalty free and worldwide license for Artann to make, use or sell any mechanical imaging system for the diagnosis or treatment of disorders of the breast.  The License Agreement will become effective on the tenth day after the close of one or more public or private equity offerings in which we raise at least $4 million or November 30, 2008, whichever is first to occur.  The License Agreement will terminate upon the expiration of all royalty obligations, by failure of either party to cure a breach of the agreement within a 60-day cure period, if we fail to make a payment to Artann and such failure is not cured within a 30-day cure period or should one of the parties become insolvent, go into liquidation or receivership or otherwise lose legal control of its business.

Under the second agreement, the “Development and Commercialization Agreement,” the parties intend to collaborate together to develop, commercialize and market the ProUroScan prostate mechanical imaging system.  Artann will conduct and complete all pre-clinical activities and testing on the prostate imaging system, conduct clinical trials, prepare and submit FDA regulatory submissions and provide hardware and software development, refinement and debugging services to ready the prostate imaging system for commercial sale.  For these development services, we will pay to Artann cash milestone payments of $250,000 upon initiation of an FDA approved clinical study, $250,000 upon completion of that FDA approved clinical study and submission of an FDA regulatory approval application on the prostate imaging system and $750,000 upon FDA clearance that allows the prostate imaging system to be commercially sold in the United States.  In addition, we will issue to Artann shares of our common stock having a value of $1,000,000 upon completion of the FDA approved clinical study and submission of an FDA regulatory approval application for the prostate imaging system and, as a success bonus, we will issue to Artann shares of our common stock having a value of $1,000,000 upon FDA clearance.  The success bonus will be reduced by ten percent for each month that FDA clearance is delayed following fifteen months from the effective date of the Development and Commercialization Agreement.  We will also pay Artann a monthly retainer fee for technical advice and training provided by Artann personnel during the pre- and post-commercial phases of the project.  The monthly retainer fee will be $30,000 per month for each of the first six months following the effective date of the Development and Commercialization Agreement and $15,000 per month for the next twelve months.

Additionally, Artann will supply us with such quantities of the prostate imaging system as is reasonably required for pre-commercial testing, evaluation, marketing and clinical study and to facilitate having a third party manufacturer produce the prostate imaging systems for commercial sale. These pre-commercial and commercial systems will be sold to us at prices yet to be determined.  Qualified Artann personnel shall provide manufacture and scale-up services to us or a third party manufacturer we designate to facilitate the commercial manufacture of the prostate imaging systems at a cost of $1,200 per day per individual for such services.

The effective date of the Development and Commercialization Agreement is the tenth day after the close of one or more public or private equity offerings that raises at least $4 million by the Company or November 30, 2008, whichever is first to occur.  The initial term of the Development and Commercialization Agreement is for three years and may thereafter be renewed for additional one year terms upon mutual agreement of the parties.  The Development and Commercialization Agreement may also terminate if we fail to make a payment to Artann and such failure is not cured within a 60-day cure period or should one of the parties become insolvent, go into liquidation or receivership or otherwise lose legal control of its business.

The summaries of each of the License Agreement and the Development and Commercialization Agreement are qualified in their entirety by reference to the full text of the agreements, copies of which will be filed with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Item 7.01.  Regulation FD Disclosure.

On July 30, 2008, the Company issued a press release announcing the signing of the License and Development and Commercialization agreements with Artann.  The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1                                Press release of ProUroCare Medical Inc. dated July 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

July 30, 2008	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer